UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 28, 2006
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982

(State or other jurisdiction of
incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 701-8000
(Registrant’s telephone number, including area code)
____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Signatures

Item 1.01. Entry into a Material Definitive Agreement.

On November 28, 2006, Polar Air Cargo Worldwide, Inc. (the "Company"), a Delaware corporation and a wholly-owned direct subsidiary of Atlas Air Worldwide Holdings, Inc. ("AAWW"), entered into a stock purchase agreement (the "Purchase Agreement") with DHL Network Operations (USA), Inc. ("DHL"), an Ohio corporation and a wholly-owned indirect subsidiary of Deutsche Post AG ("DP"), for DHL to acquire a 49% equity interest, representing a 25% voting interest, in the Company, in exchange for $150 million in cash to be paid to the Company, as further described below (the "Purchase Price").

The Purchase Agreement also contemplates the parties entering into a blocked space agreement for a 20 year term (subject to early termination at five year intervals), whereby the Company will provide guaranteed access to air cargo capacity on its scheduled service network to DHL through six Boeing 747-400 freighter aircraft (the "DHL Express Network Service"). DP will guarantee DHL’s or its affiliate’s obligations under various transaction agreements, including the blocked space agreement.

Under the Purchase Agreement, $75 million of the Purchase Price will be paid by DHL to the Company at closing, with the remaining $75 million being paid to the Company in two equal installments (plus interest) on January 15, 2008 and November 17, 2008, subject to acceleration based upon commencement of the DHL Express Network Service prior to October 31, 2008. In addition, DHL will make a payment to the Company of any positive net working capital balance of the Company as of closing. DP has executed a separate guarantee agreement guaranteeing certain indemnity and other payment and performance obligations of DHL under the Purchase Agreement and other related agreements. AAWW will enter into an indemnity agreement indemnifying DHL for and against certain obligations of the Company to DHL and will provide financial support for the operation of the Company until the DHL Express Network Service commences.

At the closing of the transactions contemplated by the Purchase Agreement, the Company also will enter into a number of commercial arrangements with its affiliates. Under these arrangements, it is contemplated that the Company will lease six Boeing 747-400 aircraft and the AAWW entities will provide to the Company flight services, maintenance, insurance and other related services.

The Purchase Agreement also provides DHL with the right to request that the Company accelerate commencement of the DHL Express Network Service, and the Company has agreed to take all commercially reasonable steps to facilitate such commencement. The Company will continue to operate its regular scheduled service business until such commencement, which is to occur no later than October 31, 2008.

The closing will be contingent upon receipt of regulatory and other third party approvals, including that of the U.S. Department of Transportation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: November 30, 2006	By:		/s/ Adam R. Kokas

		Name:	Adam R. Kokas
		Title:	Senior Vice President, General Counsel and Secretary